                                                                   EXHIBIT 23.1

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_____) pertaining to the Realty Information Group, Inc. 1998 Stock Incentive Plan of our report dated February 12, 1999, with respect to the consolidated financial statements of Realty Information Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Washington, D.C.
July 6, 1999